UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2013

BERKSHIRE BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13649	94-2563513
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

160 Broadway, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 791-5362

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2013, Berkshire Bancorp Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intent to voluntarily file a Form 25 with the Securities and Exchange Commission on November 18, 2013 to effect the delisting of the Company’s common stock from The Nasdaq Global Market and the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the delisting from Nasdaq will be effective as of November 29, 2013.

Upon delisting from Nasdaq, the Company expects that the Company’s common stock will be quoted by market makers on the OTCQB. Following the delisting from Nasdaq, the Company intends to file a Form 15 with the SEC to suspend its duty to file reports under Section 13 and 15(d) of the Exchange Act. The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine. The Company expects that its obligation to file periodic reports with the SEC under Sections 13 and 15(d) of the Exchange Act, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all required reports within 60 days of such denial.

A copy of the press release, dated November 8, 2013, announcing the Company’s intention to delist and deregister the Company’s common stock is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following Exhibit is attached as part of this report:

Exhibit
Number	Description

99.1	Press release, dated November 8, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2013	BERKSHIRE BANCORP INC.

	By:	/s/ Joseph Fink
Joseph Fink
President, Chief Executive Officer
and Chief Financial Officer

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